               As filed with the United States Securities and
                  Exchange Commission on March 19, 1999

                                                 Registration No. 333-_____



                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                   --------
                                   Form S-8
                                   --------

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    ECHOSTAR COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)

                 NEVADA                               88-03369997
      (State or other jurisdiction                 (I.R.S. Employer
    of incorporation or organization)             Identification No.)

                         5701 SOUTH SANTA FE DRIVE
                         LITTLETON, COLORADO 80120
       (Address, including zip code, of principal executive offices)

                    ECHOSTAR COMMUNICATIONS CORPORATION
                      401(k) EMPLOYEES' SAVINGS PLAN
                           (Full Title of Plan)

                            DAVID K. MOSKOWITZ
           SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                  ECHOSTAR COMMUNICATIONS CORPORATION
                        5701 SOUTH SANTA FE DRIVE
                        LITTLETON, COLORADO 80120
                  (Name and address of agent for service)

                             (303) 723-1040
         (telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

                                                   Proposed         Proposed
                                                   maximum          maximum
                               Amount              offering         aggregate         Amount of
Title of                       to be               price            offering          registration
securities to be registered    registered          per share        price             fee
---------------------------    ----------          ---------        ---------         ------------
Class A Common Stock,          65,000 shares(1)    $60.625(2)      $3,940,625.00      $1,095.50
par value $0.01 per share


(1) This amount represents an 65,000 share increase in the number shares of the Company's Class A Common Stock authorized for issuance under the Company's 401(k) Employee Savings Plan.

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the maximum offering price, per share and in aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Company's Class A Common Stock as reported on the Nasdaq National Market System on March 18, 1999.

                                 INTRODUCTION

    This Registration Statement on Form S-8 is filed by EchoStar Communications Corporation, a Nevada Corporation formed in April, 1995 (the "Company"), with respect to an additional 65,000 shares of the Company's Class A Common Stock, par value of $0.01 per share, issuable under the Company's 401(k) Employees' Savings Plan, and consists of only those items required by General Instruction E to Form S-8.

                                     PART II

                   INFORMATION REQUIRED IN REGISTRATION STATEMENT

    In accordance with General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the "Commission") on December 19, 1995, Registration No. 33-80527; the Company's Registration Statement on Form S-8 filed by the Company with the Commission on March 7, 1997, Registration No. 333-22971; and the Company's Registration Statement on Form S-8 filed by the Company with the Commission on March 30, 1998, Registration No. 333-48895, filed by the Company with the Commission on March 17, 1999, are incorporated herein by reference and made a part hereof.

    Pursuant to General Instruction E, only the following opinions and consents required under Item 8 are furnished:


Exhibit No.  Exhibit Description
-----------  -------------------
  5.1        Opinion and Consent of David K. Moskowitz, Esq.

 23.1        Consent of Arthur Andersen LLP.

 23.2        Consent of David K. Moskowitz, Esq.  See Exhibit 5.1.

 24          Power of Attorney.


                                  SIGNATURES


THE REGISTRANT.

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on March 19, 1999.

                                       ECHOSTAR COMMUNICATIONS CORPORATION


                                       By: /s/ David K. Moskowitz
                                          ---------------------------------
                                          David K. Moskowitz
                                          Senior Vice President, General Counsel
                                          and Secretary


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                              Title                     Date
---------                              -----                     ----

/s/ Charles W. Ergen            Chairman,                       March 19, 1999
------------------------        Chief Executive Officer and
Charles W. Ergen                Director
                                (Principal Executive Officer)

/s/ Steven B. Schaver           Chief Financial Officer and     March 19, 1999
------------------------        Chief Operating Officer
Steven B. Schaver               (Principal Financial and
                                Accounting Officer)

/s/ David K. Moskowitz          Director                        March 19, 1999
------------------------
David K. Moskowitz

*                               Director                        March 19, 1999
------------------------
James DeFranco

*                               Director                        March 19, 1999
------------------------
O. Nolan Daines

*                               Director                        March 19, 1999
------------------------
Raymond L. Friedlob


*  By: /s/ David K. Moskowitz
      ------------------------
      David K. Moskowitz
      Attorney-in-Fact

                                   SIGNATURES


THE PLAN.


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Trustees of the Company's 401(k) Employees' Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on March 19, 1999.

                                       ECHOSTAR COMMUNICATIONS CORPORATION'S
                                       401(k) EMPLOYEES' SAVINGS PLAN


                                       By: /s/ Charles W. Ergen
                                          ----------------------------
                                          Charles W. Ergen
                                          Trustee


                                       By: /s/ Cantey M. Ergen
                                          ----------------------------
                                          Cantey M. Ergen
                                          Trustee